EXHIBIT 16.1

Ernst & Young LLP Chartered Accountants Pacific Centre 700 West Georgia Street P.O. Box 10101 Vancouver, BC V7Y 1C7	Phone: (604) 891-8200 Fax: (604) 643-5422

July 27, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Gentlemen:

We have read Item 4.01 of Form 8-K dated July 24, 2006 of Xinhua China Ltd. and are in agreement with the statements contained in paragraphs 1 and 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly
/s/ Ernst & Young LLP

A Member of Ernst & Young Global